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                                                                   EXHIBIT 10.13


                          MULTIPLE LINE EXCESS OF LOSS
                        REINSURANCE AGREEMENT NO. 6404-09

                                     between

                         PENN-AMERICA INSURANCE COMPANY
                              Hatboro, Pennsylvania
                   (hereinafter referred to as the "COMPANY")

                                       and

                        NATIONAL REINSURANCE CORPORATION
                              Stamford, Connecticut
                  (hereinafter referred to as the "REINSURER")

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                          MULTIPLE LINE EXCESS OF LOSS
                        REINSURANCE AGREEMENT NO. 6404-09

                                INDEX OF ARTICLES

ARTICLE                                                                PAGE #

   1 PARTIES TO THE AGREEMENT                                            1
   2 BUSINESS COVERED                                                    1
   3 COMMENCEMENT                                                        1
   4 TERRITORY                                                           1
   5 SPECIAL ACCEPTANCE                                                  1
   6 LIABILITY OF THE REINSURER                                          1
   7 WARRANTY                                                            2
   8 REINSURANCE PREMIUM                                                 2
   9 COMMISSION                                                          2
  10 PREMIUM REPORTS AND REMITTANCES                                     2
  11 CLAIM REPORTS                                                       3
  12 LOSS SETTLEMENTS                                                    4
  13 LOSS IN EXCESS OF ORIGINAL POLICY LIMITS                            4
  14 EXTRA CONTRACTUAL OBLIGATIONS                                       4
  15 OFFSET                                                              5
  16 STATISTICS                                                          5
  17 ERRORS AND OMISSIONS                                                5
  18 ACCESS TO COMPANY RECORDS                                           5
  19 CONFORMATION TO STATUTES                                            6
  20 TAXES                                                               6
  21 TERMINATION                                                         6
  22 ARBITRATION                                                         7
  23 INSOLVENCY                                                          8
  24 DEFINITIONS                                                         8



ATTACHMENTS:

     EXHIBIT A - EXCLUSIONS

     Nuclear Incident Exclusion Clause - Liability - Reinsurance and Physical Damage - Reinsurance


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                                       -1-

ARTICLE 1 - PARTIES TO THE AGREEMENT

This Agreement is solely between the COMPANY and the REINSURER. When more than one COMPANY is named as a party to this Agreement, the first COMPANY named shall be the agent of the other companies as to all matters pertaining to this Agreement. Performance of the obligations of each party under this Agreement shall be rendered solely to the other party. In no instance shall an insured of the COMPANY, any claimant against an insured of the COMPANY, or any other third party have any rights under this Agreement.

ARTICLE 2 - BUSINESS COVERED

The REINSURER, subject to the terms and conditions hereunder and the exclusions set forth in EXHIBiT A1 agrees to indemnify the COMPANY in respect of the net excess liability stipulated in this Agreement which may accrue to the COMPANY as a result of each loss on any one risk as respects Property Business, and as a result of one or more losses arising out of any occurrences as respects Casualty Business, which may occur during the currency of this Agreement under any and all binders, policies, or contracts of insurance issued by the COMPANY (all hereinafter referred to as "policies") and classified by the COMPANY as Property Business or Casualty Business.

ARTICLE 3 - COMMENCEMENT

This Agreement shall become effective at 12:01 a.m., Standard Time, January 1, 1995 as respects in force, new and renewal business of the COMPANY and shall remain in force thereafter, subject to the terms and conditions for termination stipulated in the article entitled TERMINATION.

ARTICLE 4 - TERRITORY

This Agreement shall follow the territorial limits of the COMPANY'S original policies but is limited to policies issued to and covering insureds domiciled in the United States of America, its territories and possessions, or the Dominion of Canada.

ARTICLE 5 - SPECIAL ACCEPTANCE

Business not within the terms and conditions of this Agreement may be submitted to the REINSURER for special acceptance and, if accepted by the REINSURER, shall be subject to all of the terms and conditions of this Agreement except as modified by the special acceptance.

ARTICLE 6 - LIABILITY OF THE REINSURER

The REINSURER shall be liable to the COMPANY for the amount of net loss sustained by the COMPANY in excess of the COMPANY'S Retention, but not exceeding the Limit of Liability of the REINSURER as stipulated in the Schedule of Reinsurance.


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                                       -2-

                             SCHEDULE OF REINSURANCE


                            COMPANY                   Limit of Liability
Class of Business           Retention                 of the REINSURER

Property                 $200,000 Each Risk           $800,000 Each risk subject
                                                      To a maximum of
                                                      $2,400,000 in any one Loss
                                                      Occurrence

Casualty                 $300,000 Each Occurrence     $2,700,000 Each Occurrence

Combinations of Above    $300,000 Each Combination    $200,000 Each
Retentions               Loss                         Combination Loss


ARTICLE 7 - WARRANTY

It is warranted by the COMPANY that in the event it issues a policy providing limits in excess of $1,000,000 per occurrence, as respects Bodily Injury and Property Damage Liability combined, the excess thereof shall be deemed to have been reinsured elsewhere on an excess of loss basis.

ARTICLE 8 - REINSURANCE PREMIUM

The COMPANY shall pay to the REINSURER 10.833% of the subject written premium for each annual period during the term of this Agreement.

Furthermore, the COMPANY shall pay to the REINSURER, as soon as practicable after the effective time and date of this Agreement, 10.833% of the unearned premium as respects policies the subject matter hereof, in force at such time.

ARTICLE 9 - COMMISSION

The REINSURER shall allow the COMPANY a commission of 40% on premiums ceded under this Agreement.

Such commission allowance shall include provision for all commission, brokerages, taxes, board, exchange or bureau assessments, and for all other expenses of whatever nature, excepting loss adjustment expenses.

ARTICLE 10 - PREMIUM REPORTS AND REMITTANCES

Within 45 days after the end of each quarter during the currency of this Agreement, the COMPANY shall report to the REINSURER the subject earned premium for the quarter by line of business.

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                                       -3-

The reinsurance premium due for the quarter shall be calculated as stipulated in the article entitled REINSURANCE PREMIUM and shall be paid to the REINSURER with the above report.

ARTICLE 11 - CLAIM REPORTS

The COMPANY shall give prompt notice to the REINSURER of any claim or loss which in the sound judgment of the COMPANY may result in a net loss to the REINSURER. The COMPANY shall indicate its estimate of net loss and loss adjustment expense and shall provide subsequent reports to the REINSURER when such estimates change. In addition, the COMPANY shall give prompt notice to the REINSURER of all casualty claims involving any of the following:

1. All claims involving policies with limits in excess of the COMPANY'S Retention when the indemnity reserve reaches or exceeds 50% of the COMPANY'S Retention;

2.   Brain damage or alleged brain damage;

3.   Quadriplegics;

4.   Paraplegics;

5.   Amputations of one or more limbs or loss of use of one or more limbs;

6.   Major burns;

7.   Severe lacerations or disfigurement involving serious cosmetic deformity;

8.   Extended hospital, wheelchair or walker confinement;

9.   Fatalities;

10.  Severe injuries with high residual impairment;

11. Serious back injury involving multiple surgeries (including laminectomies/fusions);

12.  Loss of sight or hearing;

13.  Child molestation;

14.  High wage loss or total loss of economic livelihood.

On open claims follow up reports shall be submitted approximately every six months. Important developments (such as major reserve increases or decreases, settlements, or new information changing the liability situation or value) shall be reported as they occur.

The COMPANY shall furnish the REINSURER, upon request, paid and outstanding losses and loss adjustment expenses, subject to this Agreement, with respect to catastrophe losses.

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                                       -4-

ARTICLE 12 - LOSS SETTLEMENTS

The COMPANY shall investigate and settle or defend all claims arising under policies reinsured under this Agreement.

When requested by the REINSURER, the COMPANY shall permit the REINSURER, at the expense of the REINSURER, to be associated with the COMPANY in the defense or of an claim, loss, or legal proceeding which involves or is likely to involve the REINSURER.

All payments of claims or losses by the COMPANY within the limits, terms, and conditions of its policies and within the limits, terms, and conditions of this Agreement shall be binding upon the REINSURER.

Upon receipt of proof of loss payment, the REINSURER shall promptly pay the COMPANY for that share of the net loss and loss adjustment expense due in accordance with the reinsurance stipulated in this Agreement.

ARTICLE 13 - LOSS IN EXCESS OF ORIGINAL POLICY LIMITS

One hundred percent (100%) of any loss in excess of the limit of its original policy may be included in the COMPANY'S net loss, such loss in excess of the limit of its original poLicy having been incurred because of failure by the COMPANY to settle within the policy limits or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action, or in otherwise handling a claim under a policy subject to this Agreement.

Also, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the COMPANY acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

For the purposes of this Article, the word "loss" shall mean any amounts for which the COMPANY would have been contractually liable to pay had it not been for the limit of the original policy.

ARTICLE 14 - EXTRA CONTRACTUAL OBLIGATIONS

Eighty (80%) percent of any Extra Contractual Obligations, arising from losses occurring during the currency of this Agreement, shall be included in the calculation of net loss when the REINSURER is given written notice of the Extra Contractual Obligations claim by the COMPANY during the currency of this Agreement, or within 36 months after the termination of this Agreement.

"Extra Contractual Obligations" are defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such, liabilities arising because of, but not Limited to, the following:

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                                       -5-

     Failure by the COMPANY to settle within the policy limit, or by reason of alleged or actual negligence, fraud and bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

The date on which any Extra Contractual Obligation is incurred by the COMPANY shall be deemed, in all circumstances, to be the date of the original net loss.

However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the COMPANY acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

ARTICLE 15 - OFFSET

The COMPANY or the REINSURER may offset any balance, whether on account of premium, commission, claims or losses, loss adjustment expenses, recoveries, salvage, or any other amount due from one party to the other under this Agreement or any other agreement heretofore or hereafter entered into between the COMPANY and the REINSURER, whether acting as assuming reinsurer or ceding company. In the event of the insolvency of either party to this Agreement the offsets shall only be allowed to the extent permitted by the provisions of
Section 221.32 of the Pennsylvania Insurance Law.

ARTICLE 16 - STATISTICS

The COMPANY shall furnish such other statistics as may be required by the REINSURER for the completion of the REINSURER'S statutory requirements and internal records.

ARTICLE 17 - ERRORS AND OMISSIONS

The REINSURER shall not be relieved of liability because of an error or accidental omission by the COMPANY in reporting any claim, loss, or any business reinsured under this Agreement, provided that the error or omission is rectified promptly after discovery. The REINSURER shall be obligated only for the return of the premium paid for business reported but not reinsured under this Agreement.

ARTICLE 18 - ACCESS TO COMPANY RECORDS

The COMPANY shall comply with the REINSURER'S request for any information relating to this Agreement. Additionally, the REINSURER or its authorized representatives shall have the right to inspect at any reasonable time at the office of the COMPANY all papers, books, accounts, documents, claims files and other records of the COMPANY relating to this Agreement. The REINSURER'S right of inspection shall continue to exist after the termination of this Agreement.

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                                       -6-

ARTICLE 19 - CONFORMATION TO STATUTES

If any provision of this Agreement is invalid under the law of any state, that provision shall be deemed amended to comply with the minimum requirements of such law, giving due consideration to the original intentions of the parties, but this shall not affect the validity or enforceability of the remaining provisions of this Agreement, nor shall it affect the enforceability of the original provision in any other jurisdiction.

ARTICLE 20 - TAXES

The COMPANY shall be liable for paying all taxes other than income or profit taxes levied on the REINSURER for business reinsured under this Agreement. If the REINSURER is obligated to pay taxes other than income or profit taxes for business reinsured under this Agreement the COMPANY shall reimburse the REINSURER, provided that the COMPANY shall not be required to pay the same tax twice.

ARTICLE 21 - TERMINATION

This Agreement is unlimited as to its duration but may be terminated at 12:01 a.m., January 1, 1996, or any time thereafter, by either party giving to the other party hereto not less than 90 days notice of termination in writing by registered or certified mail.

Furthermore, the COMPANY or the REINSURER also may terminate this Agreement in the event of any of the following:

1. If any amount payable under this Agreement becomes more than 30 days overdue, the party due to be paid may terminate this Agreement;

2. If a state insurance department or other competent authority has ordered either party to cease writing business, either party may terminate this Agreement;

3. If either party has become insolvent, or has been put into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy or other agent known by whatever name, to take possessions of its assets or control of its operations, either party may terminate this Agreement;

4. If either party has become merged with, acquired or controlled by any company, corporation, individual or individuals not controlling that party's operations previously the other party may terminate this Agreement;

5. If either party's policyholder's surplus is reduced to 50% or less of the amount of its policyholder's surplus at either the inception of this Agreement or at the latest renewal or anniversary date of this Agreement, the other party may terminate this Agreement;

6. If either party has lost any part of, or has reduced its paid up capital, the other party may terminate this Agreement; or,

7. If either party has reinsured its entire liability under this Agreement without the other party's prior written consent, the other party may terminate this Agreement.

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                                       -7-

Termination for any of the above events numbered 1. through 7. shall take place by the terminating party sending to the other party, by registered or certified mail to the principal office of the other party, notice stating the time and date when, not less than 10 days after the mailing of such notice for event number 1. and not less than 30 days after the mailing of such notice for events numbered 2. through 7., termination shall be effective.

In any instance where the COMPANY or the REINSURER terminates this Agreement, the REINSURER shall not be liable for claims or losses taking place after the effective time and date of termination, in consideration of which the REINSURER shall return to the COMPANY the unearned premium, if any, as respects business, the subject matter hereof, in force at the time and date of termination.

ARTICLE 22 - ARBITRATION

All unresolved differences of opinion between the COMPANY and the REINSURER relating to this Agreement, including its formation and validity, shall be submitted to a Board of Arbitration consisting of one arbitrator chosen by the COMPANY one arbitrator chosen by the REINSURER, and a third arbitrator chosen by the first two arbitrators.

The party demanding arbitration shall communicate its demand for arbitration to the other party by registered or certified mail, identifying the nature of the dispute and the name of its arbitrator, and the other party shall then be bound to name its arbitrator within thirty days after receipt of the demand.

Failure or refusal of the other party to so name its arbitrator shall empower the demanding party to name the second arbitrator within thirty days thereafter. If the first two arbitrators are unable to agree upon a third arbitrator within thirty days after the second arbitrator is named, each arbitrator shall name three candidates within ten days thereafter, two of whom shall be declined by the other arbitrator within fifteen days after receiving their names and within the next five days the choice shall be made between the two remaining candidates by drawing lots. The arbitrators shall be impartial and shall be active or retired officers of property or casualty insurance or reinsurance companies authorized to transact business in the United States of America.

The Board of Arbitration shall have the power to fix all procedural rules for the holding of the arbitration, including discretionary power to make orders as to any matters which it may consider proper in the circumstances of the case with regard to pleadings, discovery, inspection of documents, examination of witnesses, and any other matter whatsoever relating to the conduct of the arbitration. The Board of Arbitration shall have the power to receive and act upon such evidence, whether oral or written, strictly admissible or not, as it shall in its discretion think fit. It is expressly agreed that the jurisdiction of the arbitrators to make or render any decision or award shall be limited by the limits of liability expressly set forth in this Agreement.

The decision of the majority of the arbitrators shall be in writing and shall be final and binding upon the parties. If either of the parties fails to comply with this decision, the other party may apply for its enforcement to a court of competent jurisdiction in which the party in default is domiciled, or has assets, or carries on business.

Each party shall bear the cost of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator. In the event both arbitrators are chosen by one party, the fees of all arbitrators shall be equally divided between the parties. The remaining costs of the arbitration proceeding shall be allocated by the Board of Arbitration.

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                                       -8-

The arbitration shall be held at the times and places agreed upon by the Board of Arbitration.

ARTICLE 23 - INSOLVENCY

In the event of the insolvency of the COMPANY claims or losses arising under this Agreement shall be payable by the REINSURER directly to the COMPANY or its liquidator, receiver or statutory successor without diminution because of such insolvency, except as otherwise specified in the statutes of any state having jurisdiction of the insolvency proceedings or except where this Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the COMPANY. Prior to the implementation of a novation, the certificate of assumption on New York risks shall be approved by the Superintendent of New York. The REINSURER shall be given written notice of the pendency of each claim or loss which may involve the reinsurance afforded by this Agreement within a reasonable time after such claim or loss is filed in the insolvency proceeding.

The REINSURER shall have the right to investigate each such claim or loss and interpose, at its own expense, in the proceeding where the claim or loss is to be adjudicated, any defense which it may deem avail able to the COMPANY or its liquidator, receiver or statutory successor. A proportionate share of the expense thus incurred by the REINSURER shall be chargeable, subject to court approval, against the insolvent COMPANY as part of the expense of liquidation to the extent of the benefit accruing to the COMPANY solely as a result of the defense undertaken by the REINSURER.

ARTICLE 24 - DEFINITIONS

Net Loss

The term "net loss" shall mean the sum actually paid or to be paid by the COMPANY in settlement of losses for which it is liable, including prejudgment interest on such losses, after making deductions for all inuring reinsurance, whether collectible or not, and all other recoveries, including salvage and subrogation recoveries. Net loss shall include liability for loss adjustment expenses as well as 100% of any Loss in Excess of Original Policy Limits and 80% of any Extra Contractual Obligations as stipulated in the Articles entitled LOSS IN EXCESS OF ORIGINAL POLICY LIMITS and EXTRA CONTRACTUAL OBLIGATIONS.

Nothing in this definition shall imply that losses are not recoverable under this Agreement until the COMPANY'S net loss has been finally ascertained.

Loss Adjustment Expenses

The term "loss adjustment expenses" shall mean court costs, postjudgment interest, and allocated investigation, adjustment and legal expenses, but shall not include office expenses and salaries and expenses of employees and officials of the COMPANY.

Recoveries

The COMPANY shall pay to or credit the REINSURER with the REINSURER'S portion of any recovery connected with a net loss obtained from salvage, subrogation, or other insurance.

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                                       -9-

Any such recoveries of the COMPANY shall be distributed to the parties to this Agreement in an order inverse to that in which their liabilities accrued.

The REINSURER shall be subrogated to the rights of the COMPANY to the extent of its loss payments to the COMPANY. The COMPANY agrees to enforce its right of salvage, subrogation, and its rights against insurers.

Risk

The COMPANY shall establish what constitutes one risk and shall make such determination based on the peril of fire, provided:

1. A building and its contents, including time element coverages, shall never be considered more than one risk; and,

2. When two or more buildings and their contents including time element coverages, are situated at the same general location, the COMPANY shall identify on its records at the time of acceptance by the COMPANY those individual buildings and their contents, including time element coverages, that are considered to constitute each risk; if such identification is not made, each building and its contents, including time element coverages, shall be considered to be a separate risk.

Building

The term "building" shall mean each separately roofed structure enclosed within exterior walls.

Subject Written Premium

The term "subject written premium" shall mean the net written premium of the COMPANY in respect of business reinsured under this Agreement.

Net Written Premium

The term "net written premium" shall mean gross written premium in respect of business reinsured under this Agreement, less return premium, and less written premium ceded for reinsurance, recoveries under which inure to the benefit of this Agreement.

Occurrence

The term "occurrence" shall mean each accident or occurrence, or series of accidents or occurrences arising out of one event, whether involving one or more of the COMPANY'S policies. Said term shall also mean the sum of all losses sustained by the COMPANY as respects each insured, proceeding from or traceable to the same causative agency. Such losses shall be deemed to have occurred at the beginning of a policy period; it being understood and agreed that each renewal or annual anniversary date of the policy involved shall be deemed the beginning of a new policy period.

Loss Occurrence

The term "loss occurrence" shall follow the definition of such term as may be found in the COMPANY'S Catastrophe Reinsurance Program.

Absent such a definition, the term "loss occurrence" shall mean all losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out

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                                      -10-

of one event which occurs within the area of one state of the United States of America or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one loss occurrence shall be limited to 168 consecutive hours except that the term loss occurrence shall be further defined as follows:

1. As regards windstorm, hail, tornado, hurricane, cyclone, including ensuring collapse and water damage, all individual losses sustained by the COMPANY occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

2. As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the COMPANY occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an insured's premises by strikers, provided such occupation commenced during the aforesaid period.

3. As regards flood, all individual losses sustained by the COMPANY in a territory forming one and the same river basin. The term "river basin" means the basin of a river, including the basins of all tributaries of such river, which flows directly into an ocean sound, bay or gulf or into one of the Great Lakes of North America.

4. As regards earthquake (the epicentre of which need not necessarily be within the territorial confines referred to in the opening paragraph of this article) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the COMPANY'S loss occurrence.

5. As regards freeze, only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting of frozen pipes and tanks) may be included in the COMPANY'S loss occurrence.

For all loss occurrences the COMPANY may choose the date and time when any such period of consecutive hours commences provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the COMPANY arising out of that disaster, accident or loss and provided that only one such period of 168 consecutive hours shall apply with respect to one event except for those loss occurrences referred to in sub-paragraphs 1 and 2 above, where only one such period of 72 consecutive hours shall apply with respect to one event.

Loss resulting from a combination of two or more of the perils reinsured under this Agreement at the same time and at the same general location shall be treated as one loss and not as a separate loss for each peril.

No individual loss occasioned by an event that would be covered by 72 hours clauses may be included in any loss occurrence claimed under the 168 hours provision.

Combination Loss

The term "Combination Loss" shall mean the accumulated COMPANY retentions resulting from the same event involving both Property and Casualty Business described in the Schedule of Reinsurance. It is agreed, however, that not more than one property risk shall be considered in such accumulation of COMPANY Retentions.

This Agreement No.6404-09 made and executed in Hatboro, Pennsylvania, this 19th day of December, 1994.

                                              PENN-AMERICA INSURANCE COMPANY

                                              /s/ Jon Saltzman
                                              ----------------------------------

ATTEST: /s/ Linda M. Cameron
        ---------------------------

And in Stamford, Connecticut, this 19th day of December, 1994

                                              NATIONAL REINSURANCE CORPORATION

                                              /s/ [ILLEGIBLE]
                                              ----------------------------------

ATTEST: /s/ [ILLEGIBLE]
        ---------------------------

                             EXHIBIT A - EXCLUSIONS

This Agreement does not apply to:

1. Reinsurance assumed by the COMPANY, excepting reinsurance of primary business assumed from affiliates companies;

2. Any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial Law, or confiscation by order of any government or pub lie authority, but not excluding loss or damage which would be covered under a standard form of policy containing a standard war exclusion clause;

3. Any loss or liability accruing to the COMPANY directly or indirectly from any insurance written by or through any pool association, or syndicate including pools, associations, or syndicates in which membership by the COMPANY is required under any statute or regulation;

4. Any liability of the COMPANY arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency Fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund, or other arrangement, howsoever denominated, established, or governed, which provides for any assessment of, payment, or assumption by the COMPANY of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part;

5. Nuclear Incident as provided in the Nuclear Incident Exclusion Clauses - Liability - Reinsurance and Physical Damage - Reinsurance, which are attached to and mane a part of this Agreement;

6.   Policies written on a co-indemnity basis not controlled by the COMPANY,

7. Fidelity, surety, aviation, ocean marine, system performance, boiler and machinery, political risk, kidnap, ransom and extortion, credit, retroactive liability, financial guarantee and insolvency business, or strike insurance;

8. Policies written to apply in excess of a deductible or self insured amount of more than $10,000 or policies written to apply specifically in excess over underlying insurance;

9. As respects Casualty Business - Pollution Liability or Environmental Impairment Liability with respect to new and renewal policies written on and after January 1, 1986, but this Exclusion does not preclude liability for loss, damage, costs, or expenses which are covered under Insurance Service Organization wordings promulgated on or after January 1, 1986. However, if the insured elects to purchase any "buy back" or additional coverage options, such options shall not be covered under this Agreement even if such options are provided by or covered under such Insurance Service Organization wordings;

10. As respects Property Business - loss, damage costs, or expenses arising out of: the release, discharge, dispersal, or escape of pollutants; the extraction, removal, clean up, containment, monitoring, or detoxification of pollutants; or, the removal, restoration, or replacement of polluted land or water. However, this Exclusion does not preclude liability for loss, damage, costs, or expenses which are covered under Insurance Service Organization wordings promulgated on or after April 1, 1986. Nevertheless, if the insured elects to purchase any "buy back" or additional coverage options, such options shall not be covered under this Agreement even if such options are provided by or covered under such Insurance Service Organization wordings;

11. Policies written on a claims made basis where the retroactive date of such policies precedes the effective date of the original insured's first claims made policy;

12. Liability arising out of the manufacturing, mining, transportation, distribution, use, removal, encapsulation, or exposure to asbestos, asbestos products, asbestos fibers, or asbestos dust;

13. Policies covering liability of any original insured whose annual gross sales, receipts, or revenues exceed $250,000,000;

14. Automobile liability insurance, except non owned and hired auto when written as part of a general liability policy;

15.  Liability other than automobile insurance relating to risks involving:

     a. Wrecking of buildings or structures, except when three stories or less in height;

     b. Amusement parks, amusement devices, fairs, exhibitions, carnivals, circuses, and zoos, except when written within the guidelines of the COMPANY'S Special Events Program;

     c. sports or other entertainment events with an expected capacity, at any one time, of 10,000 or more people;

     d. Arenas, grandstands, stadiums, theatres, halls and any other indoor venues with an expected capacity, at any one time, of 5,000 or more people;

     e.   Blasting operations;

     f.   Motion picture production;

     g.   All mining or quarrying operations;

     h.   Subway construction or tunnelling, other than sewer construction;

     i. Navigation, towing, construction, repair, conversion, cleaning, work on, stevedoring, demolition, wrecking, uprighting, or salvage of any commercial vessel, barge, dry dock, oil rig, and any other commercial vessel;

     j.   Offshore or subaqueous operations;

     k.   Railroads, including street railways, except sidetrack agreements;

     l.   Aircraft, helicopters, airports, or flight operations;

     m. Governmental subdivisions, bodies, authorities, or agencies over 10,000 people in population, except OL&T related exposures;

     n. Storage, production, marketing, handling, refinement, distribution, or transmission of natural or artificial fuels, except with respect to:

          1.   Wholesale distribution of gasoline, kerosene, or fuel oils;

          2. Storage of gasoline, kerosene or fuel oils with a combined total capacity of less than 75,OOO gallons at any one location; and,

          3.   Retail sales of gasoline or diesel fuel or fuel oil;

     o. Manufacture, transportation, marketing, handling, storage, or use of explosives (Note: An explosive substance is defined as an substance manufactured for the express purpose of exploding as differentiated from other commodities used industrially which are fortuitously explosive such as gasoline, celluloid, fuel gases, and dyestuffs), caps, primers, or detonators and other similar materials, fireworks, ammunition, or ammonium nitrate;

     p.   Gas, electric, and water utility companies;

     q.   Shoring, underpinning, or moving of buildings or structures;

     r. Manufacture, marketing, blending, mixing, repackaging or relabeling of agricultural and industrial chemicals;

     s. Steeple or chimney shaft work (other than residential chimney sweep operations) and tower construction;

     t.   Construction or maintenance of cofferdams;

     u. Malpractice or professional liability and/or errors and omissions insurance including liability of any insurer or reinsurer for alleged misconduct in the handling of claims or in any of its dealings with policyholders, except for beauticians, barbers, morticians, opticians, optometrists, hearing aid specialists clergymens counseling, animal grooming, exercise studios, day care centers and those classes mutually agreed upon in writing;

     v. Directors and Officers, Public Officials, Security Exchange Commission, and ERISA liability;

     w.   Broadcasters, telecasters, and publishers liability;

     x. Liquor law liability other than the following: host liquor; and, Liquor law liability when written in conjunction with the COMPANY'S Restaurant Pak program;

     y. Products Recall, Products Integrity, or Products Impairment Insurance; and,

     z.   Products and completed operations as respects:

          1. The manufacture, sale, handling, or distribution of aircraft, aerospacecraft, satellites, and missiles and parts for or components of, aircraft, aerospacecraft, satellites, and missiles;

          2. The manufacture, blending, mixing, repackaging, relabeling, or importing of ethical and non-ethical drugs, and cosmetics;

          3. The manufacture, or wholesale distribution of tobacco based products; and,

          4. The manufacture of all motorized vehicles, mobile equipment, heavy equipment or machinery, home power tools, and oil drilling equipment;

          5. The manufacture, blending, mixing, repackaging, or relabeling of farm animal feed.

16. Workers' Compensation Insurance, except when written in conjunction with a Homeowners Policy;

17.  Homeowners Section II and comprehensive Personal Liability; and,

18. The following kinds of insurance and risks classified by the COMPANY as Property Business:

     a. The perils of flood, surface water, waves, tidal water or tidal wave, overflow of streams, or other bodies of water or spray from any of the foregoing, all whether driven by wind or not, when written as such;

     b.   The peril of earthquake, when written as such;

     c. Difference in conditions insurance or similar kinds of insurance, howsoever styled;

     d.   Insurance on growing or standing crops, or timber;

     e. Mortgage impairment insurance and similar kinds of insurance, howsoever styled;

     f.   Risks having a total insurable value of more than $50,000,000;

     g. Any collection of fine arts with an insurable value of $5,000,000 or more;

     h.   All bridges, tunnels, and dams;

     i.   Mobile homes, when written on a personal lines policy;

     j.   All offshore property risks;

     k.   Railroad property;

     l.   Automobile Physical Damage business;

     m.   Inland Marine business with respect to the following:

          1. Cargo insurance with respect to ocean, lake, or inland waterway vessels;

          2. Motor-truck cargo insurance written for common carriers operating beyond a radius of 1,000 miles, or that require an ICC, PUC or similar filing;

          3. Commercial negative film insurance and cast and/or non-appearance insurance;

          4. Drilling and/or production rigs and all machinery and equipment used in the exploration of natural fuels;

          5.   Furriers' customers and garment contractors policies;

          6. Insurance on livestock, birds, or other animals under so-called "mortality policies";

          7.   Jewelers' block policies and furriers' block policies;

          8.   Mining equipment while underground;

          9. Radio and television broadcasting towers, exceeding 100 feet in height;

          10.  Registered mail and armored car insurance; and,

          11. Watercraft, other than watercraft insured under personal property floaters, yacht, or outboard policies.

The exclusions set forth in paragraph 15., items, a, b, e, g, n, o, q, s, z.2. and z.5. above, shall not apply when the exposure subject to such exclusion is only incidental to the major operation of the risk.

                              * * * * * * * * * *

           NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE

     (1) This reinsurance does not cover any loss or liability accruing to the COMPANY as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

     (2) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance all the original policies of the COMPANY (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

     LIMITED EXCLUSION PROVISION*

     I. It is agreed that the policy does not apply under any Liability Coverage, to (injury, sickness, disease, death or destruction
                        -----------------------------------------------
                       (bodily injury or property damage

          with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

     II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

     III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

          (a)  become effective on or after May 1, 1960, or

          (b) become effective before that date and contain the Limited Exclusion Provision set out above;

          provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the COMPANY on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

     (3) Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the COMPANY (new, renewal and replacement) affording the following coverages:

     Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

     BROAD EXCLUSION PROVISION*


     It is agreed that the policy does not apply:

     I.   Under any Liability Coverage,
          to (injury, sickness, disease, death or destruction
              -----------------------------------------------
             (bodily injury or property damage

          (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

          (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the Insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

     II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to (immediate medical or surgical relief,
                       ------------------------------------
                      (first aid,
          to expenses incurred with respect

          to (bodily injury, sickness, disease or death
              ------------------------------------------
             (bodily injury

          resulting from the hazardous properties of bodily injury nuclear material and arising out of the operation of a nuclear facility by any person or organization.

     III. Under any Liability Coverage,
          to (injury, sickness, disease, death or destruction
              -----------------------------------------------
             (bodily injury or property damage

          resulting from the hazardous properties of nuclear material, if

          (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

          (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

          (c)  the (injury, sickness, disease. death or destruction
                    -----------------------------------------------
                   (bodily injury or property damage

               arises out of the furnishing

               by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to (injury to or destruction of property at such nuclear
                   ----------------------------------------------------
                  (facility
                   --------
                  (property damage to such nuclear facility and any (property thereat.

     IV.  As used in this endorsement:

          "hazardous properties" include radioactive, toxic or explosive properties; "nuclear material" means source material, special nuclear material or by-product material; "source material", "special nuclear material", and "by-product material" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "waste" means any waste material (1) containing by-product material other than the tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; "nuclear facility" means

          (a)  any nuclear reactor,

          (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

          (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

          (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste,

          and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

          (with respect to injury to or destruction of property, the
           ---------------------------------------------------------
          (word "injury" or "destruction"
           ------------------------------
          ("property damage" includes all forms of radioactive
          (contamination of property.
          (includes all forms of radioactive contamination
           -----------------------------------------------
          (of property.
           -----------

     V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after May 1, 1960, provided this paragraph (3) shall not be applicable to

          (a) Garage and Automobile Policies issued by the COMPANY on New York risks, or

          (b) statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

          until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

     (4) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the COMPANY in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters Association or the Independent Insurance Conference of Canada.



* NOTE. The words underlined in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

                                   * * * * *

        NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE


     (1) This reinsurance does not cover any loss or liability accruing to the COMPANY, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

     (2) Without in any way restricting the operation of paragraph (1) of this Clause, this reinsurance does not cover any loss or liability accruing to the COMPANY, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

          (a) Nuclear reactor power plants including all auxiliary property on the site, or

          (b) Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installation, and "critical facilities" as such, or

          (c) Installation for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material", and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

          (d) Installations other than those listed in paragraph (2) (c) above using substantial quantities of radioactive isotopes or other products of nuclear fission.

     (3) Without in any way restricting the operations of paragraphs (1) and (2) hereof, this reinsurance does not cover any loss or liability by radioactive contamination accruing to the COMPANY, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

          (a) where COMPANY does not have knowledge of such nuclear reactor power plant or nuclear installation, or

          (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However, on and after January 1, 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

     (4) Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this reinsurance does not cover any loss or liability by radioactive contamination accruing to the COMPANY, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

     (5) It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the COMPANY to be the primary hazard.

     (6) The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954, or by any law amendatory thereof.

     (7) COMPANY to be sole judge of what constitutes:

          (a)  substantial quantities, and

          (b)  the extent of installation, plant or site.


                                   * * * * *